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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                      [LOGO OF HI-SHEAR TECHNOLOGY CORP.]
                        HI-SHEAR TECHNOLOGY CORPORATION
                              24225 Garnier Street
                        Torrance, California  90505-5355
                              ___________________


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                October 5, 1998
                              ____________________

     The Annual Meeting of Stockholders of HI-SHEAR TECHNOLOGY CORPORATION will be held on October 5, 1998 at 9:30 a.m., at the Torrance Marriott Hotel, located at 3635 Fashion Way, Torrance, California, to consider and act upon the following matters:

1.   The election of directors;
2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on August 28, 1998, are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof.

                                    By Order of the Board of Directors,


                                    /s/ LINDA A. NESPOLE
                                    -----------------------------------
                                    Linda A. Nespole
                                    Corporate Secretary

Torrance, California
September 4, 1998

===============================================================================
                                   IMPORTANT
                                   ---------
PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.
================================================================================

                        HI-SHEAR TECHNOLOGY CORPORATION
                              24225 Garnier Street
                        Torrance, California  90505-5355

                         ANNUAL MEETING OF STOCKHOLDERS

                                October 5, 1998

                                PROXY STATEMENT


                              GENERAL INFORMATION

     This Proxy Statement is furnished by the Board of Directors of Hi-Shear Technology Corporation ("Hi-Shear" or the "Company"), a Delaware corporation, to be used in voting at the Annual Meeting of Stockholders and at any adjournment of such meeting (the "Annual Meeting"). The Annual Meeting will be held at 9:30 a.m., local time, October 5, 1998 at the Marriott Hotel, 3635 Fashion Way, Torrance, California,. The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The proxy statement, the accompanying proxy card and the Notice of Annual Meeting of Stockholders are provided to stockholders beginning on or about September 4, 1998.

                       RECORD DATE AND OUTSTANDING SHARES

     The record date for determining stockholders entitled to vote at the Annual Meeting is the close of business on August 28, 1998 (the "Record Date"), at which time the Company had issued and outstanding approximately 6,668,000 shares of $.001 par value Common Stock (the "Common Stock"). Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter presented.

                              QUORUM REQUIREMENTS

     The presence at the Annual Meeting of Stockholders, in person or by Proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. The holder of each share of Common Stock held of record on the Record Date is entitled to one vote on each matter to be considered at the Annual Meeting.

     The giving of the enclosed proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Secretary of the Company that the proxy is revoked. A proxy may also be revoked by presenting to the Company a later-dated proxy executed by the person executing the prior proxy, or by attending the Annual Meeting and voting in person.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of August 28, 1998, by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of the Common Stock, (ii) each director, including the nominees for Director and each Executive Officer, and (iii) all Executive Officers and Directors as a group:

                                                                     Percentage of
                                           Shares of Common Stock     Outstanding
                                            Beneficially Owned       Common Stock (2)
                                          -------------------------------------------------
Thomas R. Mooney (1)....................           2,710,000              40.6
George W. Trahan (1)....................           2,191,580              33.0
David W. Einsel.........................              15,500               *
Jack Bunis..............................              12,500               *
All Executive Officers and Directors
  as a group (4 persons)................           4,929,580              73.9

_______________________

*Less than 1% of the outstanding shares of Common Stock
 (1) The address for each of the named persons is c/o Hi-Shear Technology Corporation, 24225 Garnier Street, Torrance, CA 90505-5355. The named persons possess sole voting and investment power with respect to the shares listed (except to the extent authority is shared with spouses under applicable law).

 (2) Based on approximately 6,668,000 shares of Common Stock outstanding as of the date of this Proxy Statement.


                             ELECTION OF DIRECTORS

Directors

     The Bylaws of the Company authorize the Board of Directors to fix the number of directors up to a maximum of seven (7) directors. The Board of Directors has currently fixed the number of directors at four (4), all of whom will be elected at the Annual Meeting of Stockholders. Shares of Common Stock cannot be voted for more than four (4) Directors and each will be elected at the Annual Meeting to hold office until the next Annual Meeting until their respective successors have been duly elected and qualified.

     All of the four (4) nominees for election to the Board of Directors are members of the current Board of Directors. Each of the nominees has consented to be named in this Proxy Statement and serve as a Director if elected.
However, should any nominee named herein for the office of Directors become unable or unwilling to accept nomination or election, the Board of Directors may recommend and nominate another person in the place and stead of such person.
The Board of Directors has no reason to believe that any substitute nominee will be required. Unless otherwise directed, the persons named in the accompanying proxy will vote the shares represented only for the election as directors of the four nominees named below.

         Name and Age                            Present Occupation and Other Information
------------------------------   ------------------------------------------------------------------------
Thomas R. Mooney..............   Chairman of the Board and Chief Executive Officer of the Company.  Mr.
Age 61                            Mooney served as President of the Company from March 1988 until June
                                  1998, and was elected as a director of the Company in June 1993.  Mr.
                                  Mooney served as Vice President of Programs at Quantic Industries, a
                                  component supplier and subsystems manufacturer in the ordnance and electronics business, from 1982 to 1988.  After retiring from the U.S.
                                  Army as a Lieutenant Colonel in 1979, Mr. Mooney served as a Program
                                  Manager for Thiokol Corporation.  He is a graduate of the U.S. Military
                                  Academy and holds a Masters of Science in Physics from Penn State
                                  University and a Masters of Business Administration from Old Dominion
                                  University.

George W. Trahan..............   President, Chief Operating Officer and Chief Financial Officer of the
Age 49                            Company.  Mr. Trahan joined the Company as Vice President, Finance and
                                  Administration, in July 1990 and was elected as a director, Chief
                                  Financial Officer and Treasurer of the Company in 1993.  He served as
                                  Executive Vice President from 1993 until his election as President in
                                  June 1998.  Before joining the Company, he served as Vice President, of
                                  Cherry Textron, a leading supplier of fasteners to the commercial aerospace and automobile market from 1985 to 1990.  From 1978 to 1985,
                                  Mr. Trahan served as Group Controller at the corporate headquarters of
                                  Textron Inc. advising management regarding strategic planning, capital investment and acquisitions.  Prior to that, he served as Manager of
                                  Corporate Audit for Textron's international operations and also served as an engineer at Texas Instruments Incorporated.  Mr. Trahan received his Bachelor of Science in Industrial Engineering from Clarkson
                                  University and has attended the Harvard Advanced Management Program.

David W. Einsel...............   Director.  Mr. Einsel became a Director in March 1994.  He served in
Age 69                            the U.S. Army from 1950 to 1989, retiring with the rank of Major
                                  General.  As a general officer, Mr. Einsel served as the Deputy
                                  Commander, Army Research and Development Command, Deputy and Assistant
                                  Secretary Defense for Atomic Energy and served on the President's Task
                                  Force for Reorganization of Nuclear Weapons Employment. After retiring from the Army in 1989, he served as a National Intelligence Expert at large to the Director of the Central Intelligence Agency.  Mr. Einsel
                                  was elected to the U.S. Army Chemical Corps Hall of Fame.

Jack Bunis....................   Director.  Mr. Bunis became a Director in September 1996.  He is
Age 63                            currently the Founder and Principal of a management consulting firm,
                                  Bunis & Associates.  Previously, Mr. Bunis was the Chairman, President,
                                  and Chief Executive Officer of Cair Systems, Inc., an Orange County,
                                  California based provider of information and automation services to the insurance and health care industries from 1988 to 1995.  Previously,
                                  Mr. Bunis held the position of Senior Vice President and Chief
                                  Operating Officer at Mitchellmatix, a division of Cordura Corporation.

  The Board of Directors meets during its fiscal year to review significant developments affecting the Company and to act on matters requiring board approval. The Board of Directors met three (3) times and acted by unanimous written consent two (2) times during the 1998 fiscal year. During such period, all members of the Board participated in at least 75% of all Board and applicable committee meetings.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE "FOR" THE
                  ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR.

Committees of the Board of Directors

  The Board of Directors has established audit, executive, compensation, stock and nominating committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The Audit, Compensation Committee and the Nominating Committee consist solely of the "independent" directors of the Company. The executive and stock option committee consists of Messrs. Mooney and Trahan. The functions of those committees, their members and the number of meetings held during the 1998 fiscal year are described below:

  Audit Committee. The Audit Committee was established to recommend to the Board of Directors the appointment of the firm selected to be the independent public accountants for the Company. It monitors the performance of such firms reviews and approves the scope of the annual audit and quarterly reviews and evaluate with the independent public accountants the Company's annual audit and annual financial statements. The committee reviews with management the status of the internal accounting controls to evaluate any problem areas having a potential financial impact on the Company, which may be brought to its attention by management, the independent public accountants or the Board of Directors and the committee evaluates all public financial reporting documents of the Company. Messrs. Einsel and Bunis are members of the Audit Committee and are compensated at the rate of $1,000 per year for serving on the committee. The Audit Committee met twice during the fiscal year.

  Executive Committee. The Executive Committee is empowered to act in lieu of the Board of Directors on any matter except that for which the Board of Directors has specifically reserved authority to itself and except for those matters specifically reserved to the full Board of Directors by law. Messrs. Thomas R. Mooney and George W. Trahan are members of the Executive Committee. The Executive Committee met once during the fiscal year.

  Options Committee. The Options Committee develops and administers incentive plans, including the Company's 1994 Stock Option Plan. Messrs. Thomas R. Mooney and George W. Trahan are members of the Options Committee, which met three (3) times during the fiscal year.

  Compensation Committee and Nominating Committee. The Compensation Committee is responsible for making recommendations to the Board of Directors concerning the annual compensation of all executive officers and key employees. The Nominating Committee was established to recommend and nominate qualified persons to serve as independent directors of the Company. Messrs. Einsel and Bunis are members of the Compensation Committee, which met once during the year. Messrs. Einsel and Bunis are also members of the Nominating Committee. The Nominating Committee has not adopted procedures for the consideration of nominees recommended by security holders. The Nominating Committee did not meet during the fiscal year.

  The Company paid director fees of $1,000 for each meeting of the Board of Directors or separate committee meetings attended by each independent director, and reimbursement of costs and expenses of all directors for attending such meetings.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth the annual and long-term cash and non-cash compensation paid by the Company for services rendered in all capacities during the fiscal years ended May 31, 1996, 1997 and 1998 to those persons who were, as of May 31, 1998, Chief Executive Officer and the executive officer of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended May 31, 1998 (the "Named Officers"):


                                                                              Long Term Compensation
                                                                  ----------------------------------------------
                                      Annual Compensation                     Awards                   Payout
                                -------------------------------   -------------------------------   ------------
                                                                      Restricted                                       All Other
     Name and           Fiscal                                          Stock                            LTIP         Compensation
Principal Position       Year   Salary($)   Bonus($)   Other($)       Award(s)($)    Options/SARs(#)   Payout($)          ($)(1)
----------------------------------------------------------------------------------------------------------------------------------

Thomas R. Mooney,        1998    275,000     44,247        -0-            -0-              -0-            -0-               -0-
  Chairman, Chief        1997    250,000        -0-        -0-            -0-              -0-            -0-               -0-
  Executive Officer      1996    250,000        -0-        -0-            -0-              -0-            -0-               -0-
George W. Trahan,        1998    225,000     36,203        -0-            -0-              -0-            -0-               -0-
  President, Chief       1997    205,000        -0-        -0-            -0-              -0-            -0-               -0-
  Operating Officer      1996    205,000        -0-        -0-            -0-              -0-            -0-               -0-


 (1) The remuneration described in the table does not include the cost to the Company of benefits furnished to the Named Officers, including premium for health insurance and other personal benefits provided to such individuals in connection with their employment. The value of such benefits cannot be precisely determined; however, the Named Officers did not receive other compensation in excess of the lesser of $50,000 or 10% of such officers' cash compensation.

  Effective June 1998, the Company renewed five-year employment agreements with Messrs. Mooney and Trahan. In addition, Messrs. Mooney and Trahan are eligible to participate in the Company's incentive compensation program including the Stock Option Plan.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

  The Executive Officers serve at the discretion of the Company's Board of Directors. For biographical information regarding Messrs. Mooney and Trahan, who are nominees for Director of the Company, see "Election of Directors".

Key Employees

  Timothy R. Pagano, 49, joined the Company in August of 1997 as Vice President and General Manager of Aerospace Products. Prior to joining the Company, Mr. Pagano was employed by Optical Corporation of America (a unit of Corning Glass) where he held the position of Vice President, Operations. Mr. Pagano is responsible for the design, engineering, manufacture, and shipment of the Company's aerospace products. Mr. Pagano has extensive experience in manufacturing, product engineering, quality assurance, precision machining and the development of new commercial and military products.

  Michael D. Pattison, 38, has served the Company as Vice President of Business Development and Contracts since October 1995. Mr. Pattison joined the Company as Director of Marketing in 1993.

Mr. Pattison holds a Bachelor of Science degree in Engineering from Auburn University, a Masters degree in Business Administration from Pepperdine University, a Master of Science in Engineering from the University of Florida, and a Master of Science Systems Management from the University of Southern California.

  G. B. Little, 58, has served the Company as Chief Scientist since 1989. Mr. Little joined the Company in 1959 and has served the Company as Vice President of Electronic Engineering, Senior Project Engineer and Design Engineer. Mr. Little holds a Bachelor of Science in Electrical Engineering from the University of California at Berkeley.

  Linda A. Nespole, 36, joined the Company in 1989 and has served as Manager, Human Resources before being named Director of Human Resources and Corporate Secretary of the Company in January 1994. She holds a Bachelor of Arts degree in Communications from the University of California, Santa Barbara, a certificate in Human Resources Management from Loyola Marymount University.

                                 ANNUAL REPORT

  The Company undertakes, on written request, and without charge, to provide each person from whom the accompanying Proxy is solicited with a copy of the Company's Annual Report on Form 10-KSB for the year ended May 31, 1998, as filed with the Securities and Exchange Commission, including the financial statements and notes thereto. Copies of the exhibits not included in the form 10-KSB are also available, on written request, at the Company's cost. Request should be addressed to Hi-Shear Technology Corporation, 24225 Garnier Street, Torrance, CA 90505-5355, Attention Corporate Secretary.

                            APPOINTMENT OF AUDITORS

  The Board of Directors has appointed McGladrey & Pullen, LLP, an independent public accounting firm, to examine the financial statements of the Company for the fiscal year ended May 31, 1998. A representative from McGladrey & Pullen, LLP is expected to be available for the Annual Meeting of Stockholders and will be provided an opportunity to make a statement in person or respond to appropriate questions from stockholders.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain of its officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the year ended May 31, 1998, all filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with except a Form 5 report covering a gift transaction, was filed late by Mr. Mooney.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented by management for consideration at the meeting. If any other business properly comes before the meeting, the proxy holders intend to vote the proxies as recommended by the Board.

                PROPOSALS OF STOCKHOLDER FOR 1999 ANNUAL MEETING

  Proposals by stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at 24225 Garnier Street, Torrance, California, 90505-5355, not later than June 3, 1999. Such proposals must set forth (i) a brief description of the business desired to be brought before the meeting; (ii) the stockholder's name and address as they appear on the Company's records; (iii) the number of shares of common stock beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Such proposals should be addressed to the Secretary of the Company. It is suggested that such proposals be submitted by Certified Mail, Return Receipt Requested.

                            SOLICITATION OF PROXIES

  The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by mail and also may be made by personal interview, telephone, facsimile transmission and telegram on behalf of the Company by officers and regular employees of the Company. Banks, brokerage houses, nominees and other fiduciaries may be requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.



                                    By Order of the Board of Directors,

                                    /s/ LINDA A. NESPOLE
                                    --------------------------------------
                                    Linda A. Nespole
                                    Corporate Secretary

                       PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                        HI-SHEAR TECHNOLOGY CORPORATION

                                OCTOBER 5, 1998


                Please Detach and Mail in the Envelope Provided


A   [X] PLEASE MARK YOUR VOTES
        AS IN THIS EXAMPLE.

                  FOR all nominees         WITHHOLD
                  listed at right          AUTHORITY
                    (except as     to vote for all nominees
                  indicated below)      listed at right
1.  Election of                                              Nominees:
    Directors           [_]                   [_]            Thomas R. Mooney
                                                             George W. Trahan
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY          David W. Einsel
INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE         Jack Bunis
LINE PROVIDED BELOW)

____________________________________________________

2. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.


Signature(s) ____________________________________  DATE ________________________
                                                        (PLEASE DATE THIS PROXY)

NOTE: (Please date, sign exactly as name appears hereon and send promptly. If the stock is undersigned in the names of two or more persons, each should sign. When signing as Corporate Officer, Attorney, Executor, Administrator, Trustee or Guardian, please give full title. Please note any change in your address alongside the address as it appears hereon.)

                        HI-SHEAR TECHNOLOGY CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        ANNUAL MEETING OF STOCKHOLDERS

                            MONDAY, OCTOBER 5, 1998

     The undersigned hereby appoints THOMAS R. MOONEY and GEORGE W. TRAHAN, and each of them, with power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held on Monday, October 5, 1998 at 9:30 A.M., and at any adjournment thereof, and to vote all the shares of stock the undersigned would be entitled to vote if personally present at the meeting as indicated on the reverse side of this proxy:

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

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                                                              |  SEE REVERSE  |
                                                              |     SIDE      |
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